SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. __ )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]   Preliminary  Proxy Statement
[ ]   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))
[x]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                          ImClone Systems Incorporated
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
    (Name of Person)s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]   No fee Required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:

      --------------------------------------------------------------------------

      2) Aggregate number of securities to which transaction applies:

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      3) Per unit  price  or other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      --------------------------------------------------------------------------

      4) Proposed maximum aggregate value of transaction:

      --------------------------------------------------------------------------

      5) Total fee paid:

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[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing

      1) Amount previously paid:

      ------------------------------------------------

      2) Form, Schedule or Registration Statement No.:

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      3) Filing Party:

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      4) Date Filed:

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

                                     [LOGO]

                          IMCLONE SYSTEMS INCORPORATED

                                180 Varick Street
                               New York, NY 10014
                                 (212) 645-1405

                          ----------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 27, 1998

                          ----------------------------

To The Stockholders of ImClone Systems Incorporated:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of ImClone Systems Incorporated (the "Company") will be held at 10:00 a.m., local time, on Wednesday, May 27, 1998 at the Company's principal executive offices at 180 Varick Street, Seventh Floor, New York, New York 10014, for the following purposes:

     1.   To elect ten Directors.

     2. To vote upon a proposal to approve the Company's 1998 Employee Stock Purchase Plan.

     3. To ratify the appointment by the Board of Directors of KPMG Peat Marwick LLP to serve as the Company's independent certified public accountants for the fiscal year ending December 31, 1998.

     4. To consider and act upon such other business as may properly come before the Meeting or any adjournment thereof.

     Only holders of Common Stock of record at the close of business on April 7, 1998 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

                                              By Order of the Board of Directors

                                              /s/ John B. Landes
                                              ----------------------------------
New York, NY                                  JOHN B. LANDES
April 22, 1998                                Secretary


Whether or not you expect to attend the Meeting, please complete, sign and date the enclosed proxy and promptly return it in the envelope provided to the Company's transfer agent, Boston EquiServe, 150 Royall Street, Mail Stop 45-02-62, Canton, MA 02021, to be received no later than May 25, 1998. In order to avoid the additional expense to the Company of further solicitation, we ask your cooperation in sending in your proxy promptly. Sending in your proxy will not prevent you from voting in person at the Meeting.

                          IMCLONE SYSTEMS INCORPORATED
                                180 Varick Street
                            New York, New York 10014

                        ---------------------------------

                                 PROXY STATEMENT

                        ---------------------------------

     This proxy statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of ImClone Systems Incorporated (the "Company") to be held at 10:00 a.m., local time, on Wednesday, May 27, 1998, at the Company's principal executive offices at 180 Varick Street, Seventh Floor, New York, New York 10014, and at any adjournments thereof (the "Meeting"). The accompanying proxy is solicited by the Board of Directors of the Company (the "Board") and is revocable by the stockholders any time before it is voted. The purpose of the Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     The close of business on April 7, 1998 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting. On the Record Date, the Company had 24,334,885 shares of common stock, par value $.001 per share (the "Common Stock"), outstanding and entitled to vote. Such shares of Common Stock are the only outstanding voting securities of the Company. Each share held of record on the Record Date will be entitled to one vote at the Meeting. There are no cumulative voting rights. It is expected that the Notice of Annual Meeting, Proxy Statement and form of proxy will first be mailed to stockholders on or about April 24, 1998.

     To be elected as a Director under Proposal No. 1, a Director must receive a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on the election of Directors. Broker non-votes will not be counted as present for the purposes of determining the outcome of the election of Directors and will thereby have the effect of decreasing the number of votes needed to gain a plurality. Abstentions will be counted as present for the purposes of determining the outcome of the election of Directors and will thereby have the effect of increasing the number of votes needed to gain a plurality. The affirmative vote of a majority of the shares of Common Stock, present in person or represented by proxy at the Meeting and entitled to vote on the subject matter, is necessary for approval of Proposal Nos. 2 and 3. Abstentions will count as votes "Against" Proposal Nos. 2 and 3 and broker non-votes will not be treated as present for determining the outcome of Proposal Nos. 2 and 3 and thereby will act to decrease the number of votes needed to gain a majority. The holders of a majority of the outstanding shares of stock entitled to vote on a matter at the Meeting present in person or represented by proxy shall constitute a quorum. Broker non-votes are not counted for the purposes of a quorum for the item to which they apply. Broker non-votes occur where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions.

     Pursuant to the Delaware General Corporation Law, only votes cast "For" a matter constitute affirmative votes. Proxies which are voted by marking "Withheld" or "Abstain" on a particular matter are counted as present for quorum purposes. If a validly executed proxy card is not marked to indicate a vote on a particular matter and the proxy granted thereby is not revoked before it is voted, it will be voted "For" such matter. The Board knows of no matters which are to be presented for consideration at the Meeting other than those specifically described in the Notice of Annual Meeting of Stockholders, but, if other matters are properly presented, it is the intention of the persons designated as proxies to vote on them in accordance with their judgment.

                                 PROPOSAL NO. 1

                         ELECTION OF BOARD OF DIRECTORS

     It is proposed that the ten nominees named below will be elected at the Meeting to serve as Directors of the Company for one-year terms. It is the intention of the persons named in the accompanying proxy, unless otherwise instructed, to vote for the nominees named herein. All such persons are currently members of the Board of Directors (the "Board"). No proxy may be voted for more persons than the number of nominees listed below. The Board has no reason to believe that any of the nominees will become unavailable to serve, but, if that should occur before the Meeting, proxies will be voted for such other persons as the Board may nominate. The nominees for election as Director, and certain information with respect to their backgrounds are set forth below.

                              Nominees For Director

                                        Current Position            Director of
Name                               Age    with Company             Company Since
----                               ---    ------------             -------------

Richard Barth (1)(2)                66    Director                       1996
Jean Carvais, M.D.                  71    Director                       1993
Vincent T. DeVita, Jr., M.D.(2)     63    Director                       1992
Robert F. Goldhammer (2)(3)(4)      67    Chairman of the Board          1984
David M. Kies (1)(4)                54    Director                       1996
Paul B. Kopperl (1)(2)(4)           64    Director                       1993
John Mendelsohn, M.D.               61    Director                       1998
William R. Miller (1)(4)            69    Director                       1996
Harlan W. Waksal, M.D. (3)(4)       45    Executive Vice President,      1984
                                           Chief Operating Officer
                                           and Director
Samuel D. Waksal, Ph.D. (3)         50    President, Chief Executive     1985
                                           Officer and Director

(1)   Member of Audit Committee
(2)   Member of Compensation and Stock Option Committee
(3)   Member of Executive Committee
(4)   Member of Nominating and Corporate Governance Committee

                        BUSINESS EXPERIENCE OF DIRECTORS

     Richard Barth, has been a Director of the Company since October 1996. Mr. Barth served as Chairman of the Board of Ciba-Geigy Corporation, United States ("Ciba-Geigy") from 1990 until December 1996, and was President and Chief Executive Officer of Ciba-Geigy from 1986 until April 1996. Mr. Barth is a member of the Board of Directors of numerous organizations, including Novartis Corporation, United States, The Bank of New York and Bowater, Inc., and serves as Chairman of the Board of Trustees of New York Medical College.

     Jean Carvais, M.D., has been a Director of the Company since July 1993, and has since 1984 been an independent consultant to companies in the pharmaceutical industry. Prior to that time, Dr. Carvais was President of The Research Institute of Roger Bellon, S.A., now a division of Rhone-Poulenc Rorer, Inc. ("Rhone-Poulenc"). As such, he was involved in the development of a line of anti-cancer drugs, including Bleomycin and Adriamycin, as well as a new line of antibiotics and quinolones. Following the acquisition of Roger Bellon, S.A. by Rhone-Poulenc, Dr. Carvais became a member of Rhone-Poulenc's central research committee which directs the company's worldwide research and development activities. Dr. Carvais is a director of Columbia Laboratories, Inc.

     Vincent T. DeVita, Jr., M.D., has been a Director of the Company since February 1992. Dr. DeVita is Director of the Yale Cancer Center as well as Professor of Medicine and Professor of Epidemiology and Public Health at Yale University School of Medicine, New Haven, Connecticut. From September 1988 through June 1995,

Dr. DeVita served as Attending Physician at Memorial Sloan-Kettering Cancer Center ("Sloan-Kettering"), New York, and through June 1991 as Physician-in-Chief. From 1980 to 1988, he served under Presidential appointment as Director of the National Cancer Institute ("NCI"), where he had held various positions since 1966. During his years with the NCI, Dr. DeVita was instrumental in developing the first successful combination cancer chemotherapy program. This work ultimately led to effective regimes of curative chemotherapy for a variety of cancers. Dr. DeVita's numerous awards include the 1990 Armand Hammer Cancer Prize and the 1982 Albert and Mary Lasker Medical Research Award for his contribution to the cure of Hodgkin's disease. Dr. DeVita received his M.D. from the George Washington University School of Medicine, Washington, DC, in 1961.

     Robert F. Goldhammer, has served as the Company's Chairman of the Board since February 1991 and has been a Director of the Company since October 1984. Mr. Goldhammer has been a partner of Concord International Investment Group, L.P. since 1991. He was a partner of Rohammer Corporation, a private investment company, from 1989 to 1991. He was a managing director of Kidder, Peabody Group Inc., an investment banking firm, from May 1988 to January 1989. He is a director of E.G.&G, Inc. and Esterline Technologies Corporation.

     David M. Kies, has been a Director of the Company since June 1996. Mr. Kies is a Partner of the New York based law firm Sullivan & Cromwell, specializing in mergers and acquisitions, securities and general corporate matters. Mr. Kies joined Sullivan & Cromwell in 1968, and was elected a partner of the firm in 1976. From 1991 until 1995, he was the managing partner of the firm's London office, the largest office of U.S. lawyers in London and the largest office of U.S. securities lawyers in Europe. He has had extensive experience in many complex international and U.S. financial transactions, principally representing non-U.S. entities or their financial advisors.

         Paul B. Kopperl, has served on the Board since December 1993. He is President of Pegasus Investments, Inc., Boston, a private investment management firm established in 1994. He has served as President of Delano & Kopperl, Inc., a financial advisory firm in Boston and its predecessor firms from 1976 to the present. From 1967 through 1975 he was Vice President and a principal of Kidder, Peabody & Co. Incorporated, New York, an investment banking firm. From 1959 to 1967 he was an associate with Goldman, Sachs & Co., New York. Mr. Kopperl is a Trustee and Governor of the Dana-Farber Cancer Institute, Boston, and over the years has served as a trustee of numerous not-for-profit educational, performing arts and social welfare organizations.

     John Mendelsohn, has been a Director of the Company since February 1998. He has served as the President of M.D. Anderson Cancer Center, University of Texas, where he has also been Professor of Medicine since 1996. From 1985 to 1996 he was Chairman of the Department of Medicine at Sloan-Kettering, New York, as well as holder of the Winthrop Rockefeller Chair in Medical Oncology at Sloan-Kettering. He was also Professor and Vice-Chairman of Medicine at Cornell University Medical College and an attending physician at both Memorial and New York Hospitals. Dr. Mendelsohn served on the faculty of the University of California, San Diego and was instrumental in the creation of the University's Cancer Center, where he served as Director from 1976 to 1985. Dr. Mendelsohn's work has focused on growth factors and their role in regulating the proliferation of cancer cells through cell surface receptors. Dr. Mendelsohn was responsible for developing specific monoclonal antibodies that block receptors, including epidermal growth factor receptors, which mediate growth factor activation of cell and growth and division. Dr. Mendelsohn is currently a board member of the Richard Lounsbery Foundation and the Greater Houston Partnership, and a fellow of the New York Academy of Medicine. In 1997, Dr. Mendelsohn was elected to the Institute of Medicine of the National Academy of Sciences.

     William R. Miller, has been a Director of the Company since June 1996. Mr. Miller served as Vice Chairman of the Board of Directors of the Bristol-Myers Squibb Company from 1985 until 1991, at which time he retired. Mr. Miller is a director of Isis Pharmaceuticals, Inc., St. Jude Medical, Inc., Transkaryotic Therapies, Inc., Westvaco Corporation and Xomed Surgical Products, Inc. He is Chairman of the Board of Vion Pharmaceuticals, Inc. and SIBIA Neurosciences, Inc. He is Vice Chairman of the Board of Trustees of the Cold Spring Harbor
Laboratory and is a past Chairman of the Board of the Pharmaceutical Manufacturers Association. Mr. Miller is a Trustee of the Manhattan School of Music, Metropolitan Opera Association and Opera Orchestra of New York. He is a member of Oxford University Chancellor's Court of Benefactors, Honorary Fellow of St. Edmund Hall and Chairman of the English-Speaking Union of the United States.

     Harlan W. Waksal, M.D., is a founder of the Company and has been a Director since April 1984. He has directed the Company's research and development since April 1985, and has served as the Company's Executive Vice President and Chief Operating Officer since March 1987. From 1985 to March 1987, Dr. Waksal served as the Company's President. Dr. Waksal received his training in Internal Medicine from Tufts-New England Medical Center Hospital and in Pathology from Kings County Hospital in Brooklyn, New York from 1982 to 1987. From 1984 to 1985, Dr. Waksal was Chief Resident in Pathology at Kings County Hospital. He received his Medical Degree from Tufts University School of Medicine in 1979. He is currently Adjunct Assistant Professor in the Department of Pathology at Downstate Medical Center, New York. Dr. Harlan Waksal and Dr. Samuel Waksal are brothers.

     Samuel D. Waksal, Ph.D., President of the Company, is a founder of the Company and has been its Chief Executive Officer and a Director since August 1985 and President since March 1987. From 1982 to 1985, Dr. Waksal was a member of the faculty of Mt. Sinai School of Medicine as Associate Professor of Pathology and Director of the Division of Immunotherapy within the Department of Pathology. He has served as visiting Investigator of the National Cancer Institute, Immunology Branch, Research Associate of the Department of Genetics, Stanford University Medical School, Assistant Professor of Pathology at Tufts University School of Medicine and Senior Scientist for the Tufts Cancer Research Center. Dr. Waksal was a scholar of the Leukemia Society of America from 1979 to 1984. Dr. Waksal currently serves on the Executive Committee of the New York Biotechnology Association, the Board of Directors of Cadus Pharmaceutical Corporation and is Chairman of the New York Council for the Humanities. Dr. Samuel Waksal and Dr. Harlan Waksal are brothers.

     All Directors of the Company hold office until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

     The Board recommends a vote "FOR" each of the nominees named above (Proposal No. 1 on the proxy card).

                             DIRECTORS' COMPENSATION

Cash Compensation

     Each Director of the Company who is not an employee of the Company or who does not otherwise provide consulting services to the Company receives compensation of $10,000 per year, or a pro rata portion thereof for persons not serving the full fiscal year, for such person's services as a Director as well as reimbursement of the Director's reasonable out-of-pocket expenses incurred in connection with his Board and Board committee activities. In addition, subject to the preceding sentence, the Chairman of each of the Audit Committee, Compensation and Stock Option Committee and Nominating and Corporate Governance Committee receives $5,000 per year as compensation for the services of each as Chairman.

Directors' Stock Options

     Pursuant to the Company's 1996 Non-Qualified Stock Option Plan, as amended (the "Non-Qualified Plan"), Directors who are not full-time employees of the Company automatically receive on each February 15th an option to purchase 2,500 shares of Common Stock, or a pro rata portion thereof for persons not serving the full fiscal year. Such options vest after one full year of service on the Board from the date of grant and have an exercise price equal to the fair market value of the Common Stock on the date of grant. Directors newly joining the Board who are not full-time employees of the Company are made a one-time option grant under the Non-Qualified Plan to purchase 25,000 shares of Common Stock. Such options vest as to 25% of the shares of Common Stock over the four-year period commencing one-year after the date of grant, subject to such individual's continued service on the Board on the scheduled date of vesting, and have an exercise price equal to the fair market value of the Common Stock on the date of grant. From time to time, non-employee Directors are granted additional options in consideration for providing services on the Board.

     The table below sets forth option grants to non-employee Directors during the year ended December 31, 1997 in consideration for such Directors serving on the Board:

    Name                                                     Number of Options
    ----                                                     -----------------
Richard Barth                                                       2,500(1)
                                                                   10,000(2)
Jean Carvais                                                        2,500(1)
                                                                   10,000(2)
Vincent T. DeVita, Jr.                                              2,500(1)
                                                                   10,000(2)
Robert F. Goldhammer                                                2,500(1)
                                                                   75,000(2)
David M. Kies                                                       2,500(1)
                                                                   10,000(2)
Paul B. Kopperl                                                     2,500(1)
                                                                   10,000(2)
John Mendelsohn                                                         0(3)
William R. Miller                                                   2,500(1)
                                                                   10,000(2)

(1) These options were granted automatically pursuant to the terms of the Non-Qualified Plan on February 15, 1997 at a per share exercise price of $8.125 which is equal to the fair market value of the Common Stock on the date of grant. They vested and became exercisable in their entirety on February 15, 1998 and terminate February 14, 2007.

(2) These options were granted under the Non-Qualified Plan on November 26, 1997 at a per share exercise price of $6.00 which is equal to the fair market value of the Common Stock on the date of grant. They vest and become exercisable in their entirety on November 26, 1998 and terminate November 25, 2007, subject to the respective individual's continued service on the Board.

(3) Dr. Mendelsohn joined the Board in February 1998,

                   INFORMATION CONCERNING BOARD AND COMMITTEE
                      MEETINGS AND COMMITTEES OF THE BOARD

     The Company has an Executive  Committee of the Board composed of Dr. Samuel
D. Waksal (Chairman), Robert F. Goldhammer and Dr. Harlan W. Waksal. The Executive Committee acts for the Board when formal Board action is required between Board meetings. The Executive Committee has all the power of the full Board in the management of the business and affairs of the Company, except those powers that by law cannot be delegated by the Board. The Executive Committee did not meet during the year ended December 31, 1997.

     The Company has an Audit Committee of the Board composed of Paul B. Kopperl (Chairman), David M. Kies, Richard Barth and William R. Miller. The Audit Committee considers matters relating to the adequacy of the Company's internal financial controls and the objectivity of the Company's financial reporting, reviews the Company's annual financial statements and the performance of the Company's auditors and makes recommendations to the Board with respect to these matters. The Audit Committee met three times during the year ended December 31, 1997.

     The Company has a Compensation and Stock Option Committee (the "Compensation Committee") of the Board composed of Robert F. Goldhammer (Chairman), Paul B. Kopperl, Vincent T. DeVita, Jr. and Richard Barth. The Compensation Committee is responsible for developing executive compensation policies. The Compensation Committee (i) determines on an annual basis the base salary to be paid to the Chief Executive Officer and determines bonuses and incentive awards to be paid from time to time to the Chief Executive Officer; and (ii) approves on an annual basis a salary plan for other senior officers on the recommendation of the Chief Executive Officer in conjunction with other senior personnel and approves bonuses and incentive awards to be paid from time to time to such senior officers on the recommendation of the Chief Executive Officer in conjunction with other senior personnel. The Compensation Committee also administers the Company's various stock option plans, including the granting of options thereunder. The Compensation Committee met one time during the year ended December 31, 1997.

     The Company has a Nominating and Corporate Governance Committee composed of David M. Kies (Chairman), Paul B. Kopperl, William R. Miller, Robert F. Goldhammer and Harlan W. Waksal. The Nominating and Corporate Governance Committee considers and makes recommendations to the Board regarding Board and committee nominees and membership, director performance and officer candidates. The Nominating and Corporate Governance Committee also considers and makes recommendations to the Board with respect to corporate organizational and governance matters. The Corporate Governance Committee did not meet during the year ended December 31, 1997. The Nominating and Corporate Governance Committee considers nominations for Director made by stockholders of the Company in accordance with the procedures for submission of proposals at annual or special meetings of stockholders set forth in the Company's Amended and Restated By-laws.

     During the year ended December 31, 1997, there were five meetings of the Company's Board. No incumbent Director attended fewer than 75% of the total number of meetings of the Board and of the Committees of the Board on which he served.

                         INFORMATION CONCERNING OFFICERS

     Certain information concerning each officer of the Company is provided below.

     Samuel D. Waksal, Ph.D., is the President and Chief Executive Officer of the Company. Certain information concerning Dr. Waksal appears on pages 2 and 4.

     Harlan W. Waksal, M.D., is the Executive Vice President and Chief Operating Officer of the Company. Certain information concerning Dr. Waksal appears on pages 2 and 4.

     Peter Bohlen, Ph.D., 55, has been Vice President, Research of the Company since September 1996. From November 1995 to July 1996 he was Senior Director of IXSYS, a privately-held biotechnology company. From October 1987 to June 1996 he was department head of the Molecular Biology Section of American Cyanamid's Medical Research Division and director of the company's angiogenesis program. He also has held a variety of managerial and professorial positions at the Salk Institute, San Diego and the University of Zurich, Switzerland. Dr. Bohlen received his Ph.D. in chemistry from the University of Berne in Switzerland. In 1983, he received the Cloetta Award in Switzerland for his contributions in the field of protein analysis.

     Michael Feldman, Ph.D., 72, became Vice President, Discovery Research for the Company in May 1995. Prior thereto he served as Director of Basic Research for the Company since 1993. Dr. Feldman is former head of the Department of Cell Biology at the Weizmann Institute of Science in Rehovot, Israel, and a former dean of its graduate school. He has done pioneering work in the areas of transplantation immunology, differentiation of lymphocytes and cancer immunology. In 1984, he received the Griffuel Award in France for his work in cancer metastasis, and in 1986 received the Rothschild Award for his work in immunology. Dr. Feldman is a member of the Israeli Academy of Sciences and Humanities and the World Academy of Arts and Sciences.

     John A. Gilly, Ph.D., 40, joined the Company as its Vice President, Product and Process Development in May 1992. Since March 1995, he has been Vice President, Biopharmaceutical Operations. From February 1980 until joining the Company, Dr. Gilly was employed by Connaught Laboratories, Inc., working in various product development and research capacities. From October 1990 until May 1992, Dr. Gilly was the Director of Product Development for Connaught Laboratories, Inc., directing all laboratory activities for new product development. Dr.

Gilly is a member of the Board of Trustees for the Biotechnology Council of New Jersey, the United Way of Somerset County (New Jersey) and the Somerset Partnership for Economic Development and Enterprise.

     Carl S. Goldfischer, M.D., 39, has served as Vice President, Finance and Chief Financial Officer since May 1996. From June 1994 until joining the Company, Dr. Goldfischer served as a healthcare analyst with Reliance Insurance Company. From June 1991 until June 1994, Dr. Goldfischer was Director of Research for D. Blech & Co. Dr. Goldfischer received a doctorate of medicine from Albert Einstein College of Medicine in 1988 and served as a resident in radiation oncology at Montefiore Hospital of the Albert Einstein College of Medicine until 1991. Dr. Goldfischer is a director of Immulogic Pharmaceutical Corporation.

     John B. Landes, 50, has served as Vice President, Business Development and General Counsel since November 1992. Prior thereto, he was Vice President, Administration and Legal since December 1984. He also has been Secretary of the Company since April 1985 and served as its Treasurer from April 1984 through September 1991, except for an interim period from December 1988 to February 1991. From 1978 to 1984, Mr. Landes was an associate attorney with the Boston law firm of Mahoney, Hawkes and Goldings.

Section 16(a) Beneficial Ownership Reporting Compliance

     Ownership of and transactions in the Company's securities by Executive Officers and Directors of the Company and owners of 10% or more of the Company's outstanding Common Stock are required to be reported to the Securities and Exchange Commission (the "Commission") pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). During the year ended December 31, 1997, based on information received by the Company, all reports required to be filed under ss.16(a) were timely filed.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth, as of March 27, 1998 (unless otherwise noted), certain information with respect to the beneficial ownership of the Company's voting stock as to (i) each person known by the Company to own beneficially more than five percent of the Company's outstanding voting stock,
(ii) each Director and Director nominee of the Company, (iii) each Named Officer specified in the Summary Compensation Table below, and (iv) all Directors and Executive Officers of the Company as a group. Except as otherwise noted, the named beneficial owner has sole voting and investment power.

                                              Shares
                                           Beneficially                Percent
Name and Address(1)                           Owned                    Owned(2)
-------------------                           -----                    --------

The Oracle Group ........................  2,182,100(3)                 8.6%
712 Fifth Avenue, NY, NY 10019

Amerindo Investment Advisors ............  1,762,500(4)                 7.2%
One Embarcadero Center, Suite 2300,
San Francisco, CA  94111

Samuel D. Waksal, Ph.D ..................    917,583(5)                 3.7%

Harlan W. Waksal, M.D ...................    898,380(6)                 3.6%

Robert F. Goldhammer ....................    769,890(7)                 3.1%

John B. Landes ..........................    154,500(8)                  *

John Mendelsohn, M.D. ...................    123,750(9)                  *

Carl S. Goldfischer,  M.D ...............   108,333(10)                  *

David M. Kies ...........................    95,147(11)                  *

Vincent  T. DeVita, Jr., M.D ............    59,342(12)                  *

Paul B. Kopperl .........................    58,960(13)                  *

John A. Gilly,Ph.D ......................    33,750(14)                  *

Jean Carvais, M.D .......................    36,042(15)                  *

William  R. Miller ......................    11,147(16)                  *

Richard Barth ...........................    10,250(17)                  *

All Directors and Executive Officers .... 3,088,824(18)                11.9%
as a group (11 persons)

* Less than 1%.

(1) Unless otherwise noted, each person's address is in care of ImClone Systems Incorporated, 180 Varick Street, Seventh Floor, New York, New York 10014.

(2) The percentage of voting stock owned by each stockholder is calculated by dividing (i) the number of shares deemed to be beneficially held by such stockholder as of March 27, 1998, as determined in accordance with Rule 13d-3 of the Exchange Act, by (ii) the sum of (A) 24,327,685 which is the number of shares of Common Stock outstanding as of March 27, 1998 plus (B) the number of shares of Common Stock issuable upon exercise of currently exercisable options or warrants held by such stockholder. For purposes of this security ownership table "currently exercisable options" and "currently exercisable warrants" consist of options and warrants exercisable as of March 27, 1998 or within 60 days after March 27, 1998. Shares of the Company's Series A Convertible Preferred Stock are not included because they do not have voting rights.

(3) Includes 925,000 shares issuable upon the exercise of currently exercisable warrants. This information is as of March 4, 1998 and was obtained from a
     Schedule 13G filed with the Commission. The Oracle Group is comprised of various investment partnerships and managed accounts controlled by Larry N. Feinberg.

(4) These shares are beneficially owned by Amerindo Investment Advisors Inc., a California corporation ("Amerindo"), Amerindo Investment Advisors, Inc. a Panama corporation ("Amerindo Panama"), Alberto W. Vilar and Gary A. Tanaka. This information is as of December 31, 1997 and was obtained from a
     Schedule 13G filed with the Commission. Amerindo and Amerindo Panama are investment advisors and all of such shares are held of record by them. Messrs. Vilar and Tanaka are the sole shareholders and directors of Amerindo and Amerindo Panama.

(5) Includes 350,000 shares issuable upon the exercise of currently exercisable warrants and 45,000 shares issuable upon the exercise of currently exercisable options.

(6) Includes 40,000 shares issuable upon the exercise of currently exercisable options; 340,680 shares issuable upon the exercise of currently exercisable warrants; and 2,600 shares owned by Dr. Waksal's sons, as to which he disclaims beneficial ownership.

(7) Includes 36,042 shares issuable upon the exercise of currently exercisable options; 379,990 shares issuable upon the exercise of currently exercisable warrants; and 13,314 shares held in trust, as to which Mr. Goldhammer disclaims beneficial ownership.

(8) Includes 7,500 shares issuable upon the exercise of currently exercisable options and 127,000 shares issuable upon the exercise of currently exercisable warrants.

(9) Consists of 123,750 shares issuable upon the exercise of currently exercisable options.

(10) Consists of 108,333 shares issuable upon exercise of currently exercisable options.

(11) Includes 10,147 shares issuable upon the exercise of currently exercisable options and 6,000 shares held by Mr. Kies as custodian for his son as to which he disclaims beneficial ownership.

(12) Includes 59,042 shares issuable upon the exercise of currently exercisable options.

(13) Includes 35,000 shares issuable upon the exercise of currently exercisable options; 2,460 shares issuable upon the exercise of currently exercisable warrants; and 500 shares held by Mr. Kopperl's spouse as to which Mr. Kopperl disclaims beneficial ownership.

(14) Consists  of  33,750  shares   issuable  upon  the  exercise  of  currently
     exercisable options.

(15) Consists  of  36,042  shares   issuable  upon  the  exercise  of  currently
     exercisable options.

(16) Includes 10,147 shares issuable upon the exercise of currently exercisable options.

(17) Includes 8,750 shares issuable upon exercise of currently exercisable options.

(18) Includes an aggregate of (i) 512,253 shares issuable upon the exercise of currently exercisable options; (ii) 1,073,130 shares issuable upon the exercise of currently exercisable warrants; and (iii) 22,414 shares as to which beneficial ownership is disclaimed. Shares held by Messrs. Gilly and Landes have not been included as they are not considered executive officers of the Company.

                              CERTAIN TRANSACTIONS

     Through March 1995, the Company made miscellaneous non-interest bearing cash advances to the President and CEO of the Company totaling approximately $156,000. The officer provided the Company with a demand promissory note pursuant to which the officer was obligated to repay the debt over a twenty-four month period ending April 30, 1997. In March 1997, the Company accepted a new promissory note (the "new promissory note") in the aggregate amount of $110,000 from the officer. The new promissory note was payable as to $15,000 no later than May 15, 1997 and the remainder upon the earlier of on demand by the Company or December 31, 1997 and bore interest at the rate of 5% compounded quarterly. The new promissory note covered the remaining balance of the original note, interest thereon and additional miscellaneous cash advances made since the date of the original note totaling $15,000. At December 31, 1997, the new promissory note was paid in full by the officer.

     During the year ended December 31, 1997, the Company paid Dr. Vincent T. DeVita, Jr., a Director of the Company, a total of $100,000 for scientific consulting services provided to the Company by Dr. DeVita.

     On November 26, 1997, Dr. John Mendelsohn, a Director of the Company, was granted an option to purchase 25,000 shares of Common Stock in consideration for his scientific consulting to the Company. The option vests in its entirety one year after the date of grant and is exercisable at a per share price equal to $6.00, the fair market value of the Common Stock on the date of grant.

     In January 1998, the Company accepted a promissory note totaling approximately $131,000 from its President and CEO in connection with the exercise of a warrant to purchase 87,305 shares of the Company's Common Stock. The note is due no later than two years from issuance and bears annual interest at the rate of 8.5%.

                             EXECUTIVE COMPENSATION

Report of Compensation Committee

     The Compensation Committee is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. Pursuant to authority delegated by the Board, the Committee determines the executive compensation policy of the Company and determines on an annual basis the compensation to be paid to the Chief Executive Officer and approves compensation to other officers of the Company, at the recommendation of the Chief Executive Officer and other supervising personnel.

Overall Philosophy

     The Company's overall executive compensation philosophy is based on the premise that compensation should be set at levels that support the Company's business strategies and long-term objectives and should reward executives for their contributions to the enhancement of shareholder value. The key elements of the executive compensation package are base salary, annual incentive awards and stock options. In establishing base salaries, annual incentive awards and awards of stock options, the Compensation Committee considers periodic compensation surveys, including those provided by third parties covering the biopharmaceutical industry. Officers' compensation is compared to that of other executives in peer group surveys.

     In evaluating each senior executive's performance, the Company generally conforms to the following process:

     o Company and individual goals and objectives are set at the beginning of the performance cycle.

     o At the end of the performance cycle, the executive's manager, or in the case of the Chief Executive Officer, the Compensation Committee, evaluates the accomplishment of the executive's goals and objectives and his or her contributions to the Company.

     o The executive's performance is then reviewed by the executive's manager with the executive and consideration is given to goals for the following performance cycle.

     o    The  comparative  results,   combined  with  comparative  compensation
          practices of other companies in the industry, are then used to determine salary, bonus, and stock option levels.

     The Compensation Committee uses no set formulas in making these determinations and may afford different weight to different factors for each senior executive. Such weighting may vary from year to year. In determining compensation, the Compensation Committee does not attempt to correlate compensation with specific financial results, such as revenues or profits, for the current period. This is in large part due to the nature of the biopharmaceutical industry in which traditional evaluations of corporate performance may not apply in reviewing the performance of executives. The Committee looks toward the progress of the Company's research and development programs, its ability to gain appropriate levels of support for its programs through its strategic partnering agreements, its ability to attract, motivate and retain talented employees and its ability to secure capital sufficient for its product development programs to achieve rapid and effective commercialization as may be practicable.

Base Salary

     At the end of each year, the Compensation Committee reviews and establishes the base salary of the Chief Executive Officer based on a comparison to national surveys, taking into consideration the Company's performance and current circumstances, accomplishment of his goals and objectives and his contributions to the Company. The Compensation Committee also reviews and approves, or modifies, a salary plan for the other senior executives prepared by the Chief Executive Officer in conjunction with other senior personnel.

Annual Incentive Awards

     Although the Company does not have a formal bonus plan for its management, the Compensation Committee determines annual incentive awards to senior executives from time to time based on individual performance and Company performance. Specific performance goals of each executive are determined early each year in direct consultation with the executive's supervisor. These performance goals include successful and cost efficient management of the executive's department and specific contributions made by that department to the immediate and ultimate goals of the Company. For the Chief Executive Officer, such goals are determined in reference to the CEO's plan for the coming year for the Company as a whole, as presented to the Board. The awarding of annual incentive awards takes into consideration individual efforts as well as performance of the Company as a whole. In evaluating performance of the Company as a whole, several factors are examined, including productivity of research and development programs, successful movement of development stage products toward commercialization, fostering development of successful corporate partnerships, expense control, financing efforts and progress of the Company toward its short-term and long-term goals.

Long-Term Incentive Compensation

     Stock options and warrants are considered as long-term incentives and are intended to link the interests of the executive with those of the stockholder. Such securities will provide value to the grantee when the price of the Company's stock increases.

     The Compensation Committee conducts a formal review from time to time of the stock option and warrant holdings and vesting schedule of each officer. The Compensation Committee authorizes stock option grants (and, in some cases, grants of warrants) to the executives with consideration to the growth and performance of the Company, individual performance and contribution, total stock option and warrant and vesting levels and length of service.

     For their performance in the year ended December 31, 1997, the CEO and the other Named Officers (as hereinafter defined) were awarded no warrants and were awarded options to purchase an aggregate of 435,000 shares of Common Stock. Additionally, the term of a warrant to purchase 397,000 shares of Common Stock held by one of the Named Officers was extended for a two year term. See "Option and Warrant Grants in Last Fiscal Year."

Deductibility of Compensation

     The Compensation Committee has reviewed the impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which, beginning in 1994, limits the deductibility of certain otherwise deductible compensation in excess of $1 million paid to the Chief Executive Officer and the other Named Officers (as hereinafter defined). It is the policy of the Company to attempt to have its executive compensation plans treated as tax deductible compensation whenever, in the judgment of the Compensation Committee, to do so would be consistent with the objectives of that compensation plan.

Chief Executive Officer Compensation

     The key elements of the compensation for the Chief Executive Officer are base salary, annual incentive awards and stock options or warrants. In evaluating Dr. Samuel Waksal's 1997 performance and in determining Dr. Waksal's 1998 compensation, the Compensation Committee, along with the full Board, considered the performance of the Company in 1997. In 1997, the Company continued the progress of C225 toward late stage clinical trials, initiating clinical trials in renal cell and head and neck cancers. Also the Company's core area of cancer research, inhibitors to angiogenesis, was broadened with the signing of a collaboration agreement with CombiChem, Inc. and with the rapid progress of an anti-angiogenic product toward development. In addition, BEC2, the Company's lead cancer vaccine candidate, also advanced as the Company continued preparation for its first Phase III trial of a cancer product.
Important development milestones in the Company's agreement with Merck KGaA ("Merck") based on the advancement of BEC2 were achieved, generating revenues for the Company. Also, the Company expanded its agreement with Merck for BEC2 and completed an innovative financing in connection with the expansion, significantly strengthening the Company's financial position.

                        Compensation and Stock Option Committee

                        Robert F. Goldhammer, Chairman
                        Richard Barth
                        Vincent T. DeVita, Jr.
                        Paul B. Kopperl

Compensation Committee Interlocks and Insider Participation

     As of December 31, 1997, the members of the Compensation Committee were Richard Barth, Vincent T. DeVita, Jr., Robert F. Goldhammer (Chairman) and Paul
B. Kopperl, none of whom is an employee of the Company. During the year ended December 31, 1997, the Company paid Dr. Vincent T. DeVita, Jr. a total of
$100,000 for scientific consulting services provided to the Company by Dr. DeVita. See "Certain Transactions," above.

                             STOCK PRICE PERFORMANCE

         The graph below provides a comparison of the cumulative total return (assuming reinvestment of dividends) for the Company (which paid no dividends), The Nasdaq Stock Market (U.S. Companies) Total Return Index, and the Nasdaq Pharmaceutical Stocks Total Return Index for the period from December 31, 1992 through December 31, 1997. The graph assumes $100 was invested at the beginning of such period. The Nasdaq Stock Market (U.S. Companies) Total Return Index comprises all domestic common shares traded on the Nasdaq National Market and the Nasdaq SmallCap Market. The Nasdaq Pharmaceutical Stocks Total Return Index represents all companies, including biotechnology companies, trading on Nasdaq classified under the Standard Industrial Classification Code for pharmaceuticals.

                   COMPARISON OF FIVE YEAR TOTAL RETURN AMONG
   IMCLONE, NASDAQ STOCK MARKET (U.S. COMPANIES) TOTAL RETURN INDEX AND NASDAQ
                    PHARMACEUTICAL STOCKS TOTAL RETURN INDEX

                                     [GRAPH]

  Date          ImClone Systems               Nasdaq           Pharmaceutical
  ----          ---------------               ------           --------------
12/31/92              100                      100                   100
12/31/93              53                       115                   89
12/31/94               8                       112                   67
12/31/95              66                       159                   123
12/31/96              85                       195                   123
12/31/97              71                       240                   127

                           SUMMARY COMPENSATION TABLE

     The Summary Compensation Table sets forth the cash and non-cash compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and the four most highly compensated officers (other than the Chief Executive Officer) for the years ended December 31, 1997, 1996 and 1995 who were serving as officers at December 31, 1997 and whose total salary and bonus exceeded $100,000 for the year ended December 31, 1997 (the "Named Officers").

                                                                                        Long Term
                                        Annual Compensation                        Compensation Awards
                        -------------------------------------------------------   ---------------------

                                                                   Other Annual   Securities Underlying
                                     Salary          Bonus         Compensation    Options and Warrants    All Other
                         Year        ($)(1)          ($)(2)            ($)(3)            (#)(4)           Compensation
                         ----        ------          ------        ------------   ---------------------   ------------

Samuel D. Waksal         1997       $225,000       $280,000(5)           --            250,000(6)          $ 10,435(7)
President and Chief      1996        225,000        200,000(5)           --             45,000               10,435(7)
Executive Officer        1995        190,000        150,000              --            350,000               10,435(7)

Harlan W. Waksal         1997        195,000        250,000(8)           --            497,000(6)(9)           --
Executive Vice           1996        195,000        200,000(8)           --             40,000                 --
President and Chief      1995        170,000        125,000              --               --                   --
Operating Officer

John B. Landes           1997        165,000         90,000              --             25,000                 --
Vice President,          1996        165,000         50,000              --             30,000                 --
Business Development     1995        150,000         30,000              --               --                   --
and General Counsel

John A. Gilly            1997        165,000        100,000              --             35,000                 --
Vice President,          1996        165,000        100,000              --             75,000                 --
Biopharmaceutical        1995        137,000         50,000              --               --                   --
Operations

Carl S. Goldfischer(10)  1997        175,000         90,000              --             25,000(6)              --
Vice President, Finance  1996        109,000         75,000              --            225,000                 --
and Chief Financial      1995           --             --                --               --                   --
Officer


(1) Amounts shown include compensation deferred pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended ("the Code").

(2) Although the Company has no formal bonus plan, the Compensation Committee, in its discretion, may award bonuses to officers of the Company. The Company has paid bonuses based on individual and Company performance. Amounts shown include awards paid relative to services rendered in each of the last three fiscal years. All bonus awards for each of the last three fiscal years were paid in cash. Bonuses are recorded for the period in which they were earned.

(3) Excludes perquisites and other personal benefits for each Named Officer which did not equal or exceed the lesser of $50,000 or 10% of such individual's base salary and bonus for the years ended December 31, 1997, 1996 and 1995, respectively.

(4) Options or warrants to purchase the number of shares of Common Stock shown are recorded for the period in which they were granted, except as discussed in footnote 6.

(5) During 1996, Dr. Samuel D. Waksal was paid a $100,000 bonus relating to his 1996 performance. During 1996, the Compensation Committee determined to consider the payment to him of an additional bonus, in an amount to be determined, subject to the Company's completion by June 30, 1997 of a corporate partnership, or similar arrangement, with acceptable terms. In connection with the December 1997 amendment of the Company's Research and License Agreement with Merck and sale to Merck of $40,000,000 of the Company's Series A Convertible Preferred Stock, the Compensation Committee determined to extend the June 30, 1997 period, and Dr. Samuel D. Waksal was paid a bonus of $100,000. This amount is reflected as a 1996 bonus.

(6) Options to purchase 250,000, 100,000 and 25,000 shares of Common Stock, respectively, held by Drs. Samuel D. Waksal, Harlan W. Waksal and Carl S. Goldfischer, respectively, were granted in January 1998 and relate to 1997 performance.

(7)  Consists of premium payments on a term life insurance policy for Dr. Samuel
     D. Waksal under which his daughters are the beneficiaries.

(8) During 1996, Dr. Harlan W. Waksal was paid a $100,000 bonus relating to his 1996 performance. During 1996, the Compensation Committee determined to consider the payment to him of an additional $100,000 bonus at the end of the six month period ending June 30, 1997. In June 1997, the Compensation Committee determined to award such additional bonus to Dr. Harlan W. Waksal. This amount is reflected as a 1996 bonus.

(9) In March 1997, the Board extended the term of a warrant to purchase 397,000 shares of Common Stock held by Dr. Harlan W. Waksal which was due to expire. The term was extended for a period of two years on the same terms and conditions as the original grant. For purposes of this table, this extension is treated as a new warrant grant. In April 1997, Dr. Harlan W. Waksal exercised this warrant.

(10) Dr. Goldfischer commenced employment with the Company on May 20, 1996.

                  OPTION AND WARRANT GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information relating to stock option and warrant grants to the Named Officers during the year ended December 31, 1997.


                                     % of Total
                       Number of      Options/
                       Securities     Warrants                                                   Potential Realizable
                       Underlying    Granted to                                            Value at Assumed Annual Rates of
                        Options/      Employees                                                 Stock Price Appreciation
                        Warrants      in Fiscal    Exercise Price                               for Option/Warrant Term(3)
      Name              Granted        Year(1)      ($/share)(2)  Expiration Date        0%($)           5%($)          10%($)
      ----              -------        -------      ------------  ---------------        -----           -----          ------

Samuel D. Waksal       250,000(4)       24%           $ 6.06      January 20, 2008    $     --        $  953,247      $2,415,715

Harlan W. Waksal       100,000(4)       10%             6.06      January 20, 2008          --           381,299         966,286
                       397,000(5)       38%             1.50      March 24, 1999       2,223,125(5)    2,523,059(5)    2,827,136(5)

John B. Landes          25,000(6)        2%             6.00      November 25, 2007         --            94,334         239,061

John A. Gilly           35,000(6)        3%             6.00      November 25, 2007         --           132,068         334,686

Carl S                  25,000(4)        2%             6.06      January 20, 2008          --            95,325         241,572
Goldfischer


(1) The Company granted options to purchase a tot al of 643,900 shares of Common Stock to employees during 1997. This numbe r includes the options granted to each of Drs. Samuel D. Waksal, H arlan W. Waksal and Carl S. Goldfischer in January 1998 because they relate to 1997 performance. All of these options were granted pursuant to th e Company's 1996 Incentive Stock Option Plan, as amended, (the "1996 ISO Plan) at an exercise price that equaled or exceeded the fair m arket value of the Common Stock on the date of grant. The Company granted no warrants to employees during 1997; however, the term of a warrant to purchase 397,000 shares of Common Stock held by Dr. Harlan W. Waksal was extended for a period of two years on the same terms and conditions as the original grant and is treated for purposes of this table as a new grant in 1997.

(2) Except as discussed in Footnote 5, all options and warrants were granted to purchase Common Stock at an exercise price that equaled or exceeded the fair market value of the Common Stock on the date of grant.

(3) The amounts set forth in the three columns represent hypothetical gains that might be achieved by the holders if the respective options and warrants are exercised at the end of their terms. These gains are based on assumed rates of stock price appreciation of 0%, 5% and 10% compounded annually from the dates the respective options and warrants were granted. The 0% appreciation column is included because, except as discussed in footnote 5, the options and warrants were granted with exercise prices which equaled or exceeded the fair market value of the underlying Common Stock on the date of grant, and thus will have no value unless the Company's stock price increases above the exercise prices.

(4) These options vest and become exercisable in their entirety on January 21, 1999, subject to the respective holders continued employment with the Company on the relevant vesting date. They were granted in January 1998 and relate to 1997 performance.

(5) This warrant was due to expire in March 1997. The term of the warrant was extended by the Board for a two year period in March 1997 on the same terms and conditions as the original grant, including the exercise price of $1.50, and is treated for purposes of this table as a new warrant grant. In April 1997, Dr.

     Harlan W. Waksal exercised this warrant. See "Option and Warrant Exercises and Fiscal Year-End Values", below.

(6) These options vest and become exercisable in their entirety on November 26, 1998, subject to the respective holders continued employment with the Company on the relevant vesting date.

             OPTION AND WARRANT EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth option and warrant exercises during the year ended December 31, 1997 by the Named Officers and the value of the options and warrants held by such persons on December 31, 1997, whether or not exercisable on such date.


                       Shares                        Number of Shares Underlying          Value of Unexercised
                     Acquired                       Unexercised Options/Warrants     In-The-Money Options/Warrants
                        on             Value           at December 31, 1997(#)          at  December 31, 1997($)(2)
       Name          Exercise(#)  Realized($)(1)    Exercisable      Unexercisable      Exercisable    Unexercisable
       ----          -----------  --------------    -----------      -------------      -----------    -------------

Samuel D. Waksal       100,000    $     662,500        482,305         250,000(3)     $ 1,497,146        $ 515,500

Harlan W. Waksal       397,000        1,786,500        380,680         100,000(3)       2,259,158          206,200

John B. Landes          28,500          130,378        134,500          47,500            841,375           53,125

John A. Gilly           ----           ----             33,750          91,250            103,125           74,375

Carl S. Goldfischer     ----           ----            108,333         141,667(4)          -----            51,550


(1) The values realized were calculated by multiplying the closing market price of the Common Stock on the date of exercise by the respective number of shares exercised and subtracting the aggregate exercise price. Accordingly, such values realized assume a sale of such Common Stock on the date of exercise, which may not necessarily have occurred.

(2) The values were calculated by multiplying the closing market price of the Common Stock on December 31, 1997 ($8.125 per share as reported by the Nasdaq National Market on that date) by the respective number of shares and subtracting the aggregate exercise price, without making any adjustments for vesting, termination contingencies or other variables. If the exercise price of an option or warrant is equal to or greater than $8.125 the option or warrant is deemed to have no value.

(3)  These options were granted in January 1998 and relate to 1997 performance.

(4) Includes options to purchase 25,000 shares of Common Stock granted in January 1998 which relate to 1997 performance.

Other Benefit Plans

     The Company has no defined benefit or defined contribution retirement plans other than the ImClone Systems Incorporated 401(k) Employee Savings Plan (the "Plan") established under Section 401(k) of the Code. Contributions to the Plan are voluntary, and substantially all full-time employees are eligible to participate. For 1998, the Company has elected to make voluntary matching contributions equal to 25% of the first 4% of an employee's eligible compensation contributed by the employee, limited to $2,500 per employee. The Company has not previously made matching contributions under the Plan. The Company anticipates evaluating the level of its matching contribution, if any, on an annual basis.

                            EMPLOYMENT AGREEMENTS

     In May 1996, the Company entered into an employment agreement with Dr. Carl
S. Goldfischer to serve as the Company's Vice President, Finance and Chief Financial Officer. The employment agreement is for an initial term of two years, subject to certain earlier termination provisions, and may be extended upon the mutual agreement of the parties. Pursuant to the agreement, Dr. Goldfischer receives an annual salary equal to $175,000, is entitled to a bonus equal to $75,000 at the end of his first year (which was paid in January 1997) and is entitled to a bonus for his second year of employment as may be determined by the Board. In January 1998 the Board awarded Dr. Goldfischer a $90,000 bonus. In the event Dr. Goldfischer's employment is terminated by the Company during the initial or any extended term of the agreement (i) without cause (as defined therein), (ii) as a result of the Company's disposition of substantially all its property, business or assets, or (iii) as a result of a merger resulting in a shift of voting control of more than 75% of the Company's stock, Dr. Goldfischer is entitled to receive a pro rata portion of his annual salary and cost of comparable benefits for a period of twelve months should his termination be effective prior to the expiration date of the agreement in May 1998. Pursuant to the agreement, Dr. Goldfischer received an option to purchase an aggregate of 225,000 shares of Common Stock at a per share exercise price equal to $8.30 which was the average of the closing prices of the Common Stock for the sixty day period ending on the date of grant. The option vested and became exercisable as to 50,000 shares on the date of grant, as to 58,333 shares on June 10, 1997 and will vest and become exercisable as to 58,333 shares on June 10, 1998 and the remaining 58,334 shares on June 10, 1999. The option terminates in its entirety upon termination of Dr. Goldfischer's employment. Dr. Goldfischer's employment agreement further requires him to maintain the confidentiality of Company information and prohibits him from competing with the Company during the term of the employment agreement, any extensions thereof and for a period of one year after the agreement's termination.

                                 PROPOSAL NO. 2

           APPROVAL OF THE COMPANY'S 1998 EMPLOYEE STOCK PURCHASE PLAN

     On April 20, 1998, the Board of Directors approved the 1998 Employee Stock Purchase Plan (the "Purchase Plan"), subject to stockholder approval of the Purchase Plan. A description of the Purchase Plan is set forth below and is qualified by the full text of the Purchase Plan attached hereto as Appendix A.

                     MATERIAL FEATURES OF THE PURCHASE PLAN

Stock Subject to the Purchase Plan

     The number of shares of Common Stock which may be purchased by eligible employees under the Purchase Plan is 500,000 shares. Such shares of Common Stock may be newly issued shares or shares reacquired in private transactions or open market purchases.

Eligibility

     All employees of the Company or an affiliate who have been employed for at least six months by the Company or an affiliate and whose customary employment with the Company or an affiliate is at least 20 hours per week and at least five months per calendar year are eligible to participate in the Purchase Plan, except for persons who are deemed under Section 423(b)(3) of the Code to own five percent (5%) or more of the voting stock of the Company. Officers of the Company are eligible to participate in the Purchase Plan, except that the Board may provide in any offering period that certain highly compensated employees within the meaning of the Code are ineligible to participate. As of April 21, 1998, approximately 100 persons would be eligible to participate in the Purchase Plan.

Participation

     The Purchase Plan provides for a series of four three-month offering periods within each year commencing on July 1, October 1, January 1 and April 1, with the first offering period commencing on a date to be determined by the Board. The Board may change the duration of the offering periods; provided, that such offering periods comply with the provisions of Section 423(b)(7) of the Code. Eligible employees may elect to become participants in the Purchase Plan by enrolling during specified enrollment periods. During each offering period, eligible employees who enroll in the Purchase Plan for the offering period are granted an option to purchase shares through the accumulation of payroll deductions of not less than 1% nor more than 15% of each participant's compensation (up to a maximum of $25,000 per calendar year, based on the fair market value of the shares determined as of the date the option to purchase such shares is granted). The number of shares to be purchased will be determined by dividing the participant's balance in the Purchase Plan account on the last day of the offering period by the purchase price per share for the Common Stock. The purchase price per share will be 85% of the fair market value of the Common Stock on the last day of the offering period. If a fractional number of shares results, the number will be rounded down to the next whole number and the excess funds shall be carried forward to the next offering period. Unless a participant withdraws from the Purchase Plan, such participant's option will be exercised automatically on the last day of the offering period. No interest shall accrue on a participant's contributions under the Purchase Plan.

     The closing price of the Common Stock on April 21, 1998, was $10.00 per share, as reported by The Nasdaq National Market.

Withdrawal

     An employee may withdraw all but not less than all the contributions credited to his or her account under the Purchase Plan at any time prior to the last day of the offering period. Upon termination of a participant's continuous status as an employee prior to the last day of an offering period for any reason, including retirement or death, the contributions credited to such participant's account will be returned to such participant or such participant's beneficiary in the case of death. In the event a participant fails to remain employed for at lest 20 hours per week during an offering period, such participant will be deemed to have withdrawn and the contributions credited to such participant's account returned to such participant. A participant's withdrawal from any offering period will not have any effect upon his or her eligibility to participate in a succeeding offering period.

Administration; Amendment; Termination

     The Board or a committee thereof shall supervise and administer the Purchase Plan. They shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for administration of the Purchase Plan and not inconsistent with the Purchase Plan, to construe and interpret the Purchase Plan and to make all other determinations necessary or advisable for the administration of the Purchase Plan. The Board or a committee may at any time terminate or amend the Purchase Plan, except that no such termination may affect options previously granted, nor may an amendment make any change in any option granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with Section 423 of the Code or any other applicable law or regulation, the Company must obtain stockholder approval as required.

Term of Purchase Plan

     The Purchase Plan shall become effective upon adoption by the stockholders of the Company and shall terminate ten years thereafter, unless earlier terminated as provided above. In the event the stockholders do not approve the Purchase Plan, the Purchase Plan will not become effective.

Nontransferability

     Neither contributions credited to a participant's account nor any rights with respect to the exercise of an option or to receive shares under the Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way other than by will or the laws of descent and distribution. A participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the participant's account under the Purchase Plan in the event of such participant's death subsequent to the end of an offering period, but prior to the delivery of such participant's shares of Common Stock and cash. A participant may file a written designation of a beneficiary who is to receive any cash from the participant's account in the event of such participant's death prior to the end of the offering period.

Adjustments Upon Changes in Stock

     If any change is made in the shares of Common Stock subject to the Purchase Plan or subject to any option granted under the Purchase Plan (through merger, consolidation, reorganization, distribution of substantially all of the assets of the Company, spin-off of a subsidiary's voting securities to its stockholders, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, issuance of rights to subscribe, or change in capital structure), appropriate adjustments shall be made by the Board or a committee thereof as to the maximum number of shares subject to the Purchase Plan and the number of shares and price per share subject to outstanding options as shall be equitable to prevent dilution or enlargement of Option rights. Any such determination made by the Board or a committee thereof shall be final, binding and conclusive upon each participant.

                        FEDERAL INCOME TAX CONSIDERATIONS

     The following is a description of certain U.S. Federal income tax consequences of the issuance and exercise of options to purchase shares under the Purchase Plan. The options granted under the Purchase Plan are intended to constitute qualified stock options in an "employee stock purchase plan" under
Section 423 of the Code. No taxable income is realized at the time options are granted to participants under the Purchase Plan or at the time of purchase of shares pursuant to the Purchase Plan. Upon the death of a participant owning Purchase Plan shares or upon the disposition of shares two years or more after the date of the grant of the option to purchase such shares and at least one year after acquiring such shares, the participant will recognize as ordinary compensation income an amount equal to the lesser of:

     (i) the excess of the fair value of the shares on the date of disposition or death over the amount paid for such shares, or

     (ii) 15% of the fair market value of the shares at the time of grant of the option.

     Any loss on such a disposition or the balance of any gain will be long-term capital loss or gain. The Company will not be entitled to a deduction corresponding to the participant's compensation income.

     Upon disposition of the shares within two years after the date when a participant was granted an option to purchase such shares or within one year after the date the participant acquired such shares, the participant generally will then recognize compensation income, and the Company will have a corresponding deduction, to the extent of the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares. The amount recognized as compensation income is added to the basis of the shares.

     The Board recommends a vote "FOR" approval of the Company's 1998 Employee Stock Purchase Plan (Proposal No. 2 on your proxy card).

                                 PROPOSAL NO. 3

            RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board has selected KPMG Peat Marwick LLP as independent certified public accountants for the Company for the year ending December 31, 1998. KPMG Peat Marwick LLP has served as the Company's auditor since 1988. The ratification of the selection of independent certified public accountants is to be voted upon at the Meeting, and it is intended that the persons named in the accompanying proxy will vote for KPMG Peat Marwick LLP. Representatives of KPMG Peat Marwick LLP are expected to attend the Meeting, to have an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

     The Board recommends a vote "FOR" the ratification of the selection of KPMG Peat Marwick LLP to act as the Company's certified public accountants for the year ending December 31, 1998 (Proposal No. 3 on your proxy card).

                             STOCKHOLDERS' PROPOSALS

     A stockholder proposal intended to be presented at the Company's Annual Meeting of Stockholders to be held in 1999 must be received by the Company on or before December 22, 1998 in order to be included in the Company's proxy statement and form of proxy relating to that meeting.

                                     GENERAL

     The cost of soliciting proxies will be borne by the Company. In addition to the use of mails, proxies may be solicited by personal interview, telephone and telegraph, and by directors, officers and regular employees of the Company, without special compensation therefor. The Company expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Company's Common Stock. Additionally, the Company has retained Corporate Communications Investors, Inc. to assist in the solicitation of proxies for a fee of approximately $5,000, plus reasonable out-of-pocket expenses.

     Unless contrary instructions are indicated on the proxy card, all shares of Common Stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of the nominees for Directors named herein, and FOR Proposals No. 2 and 3.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by the filing with the Secretary of the Company written notice of revocation bearing a later date than the proxy, by duly executing a subsequent proxy relating to the same shares of Common Stock or by attending the Meeting and voting in person. Attendance at the Meeting will not in and of itself constitute revocation of a proxy unless the stockholder votes his or her shares of Common Stock in person at the Meeting. Any notice revoking a proxy should be sent to the Secretary of the Company, John B. Landes, Esq. at ImClone Systems Incorporated, 180 Varick Street, Seventh Floor, New York, New York 10014.

     The Board knows of no business other than that set forth above to be transacted at the Meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of Common Stock represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her shares of Common Stock will be voted in accordance with the specification so made.

     Please complete, sign and date the enclosed proxy card, which is revocable as described herein, and mail it promptly in the enclosed postage-paid envelope.

                                    By Order of the Board of Directors

                                    /s/ John B. Landes
                                    ----------------------------------
                                    John B. Landes
                                    Secretary
New York, New York
April 22, 1998

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING PROXY CARD, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

                                                                      Appendix A
                         IMCLONE SYSTEMS INCORPORATED
                        1998 EMPLOYEE STOCK PURCHASE PLAN

     The following constitutes the provisions of the 1998 Employee Stock Purchase Plan of ImClone Systems Incorporated.

1.   PURPOSE.

     The purpose of the Plan is to provide employees of the Company and its Affiliates with an opportunity to purchase Common Stock of the Company. It is the intention of the Company that the Options granted under the Plan be considered options issued under an "Employee Stock Purchase Plan" as that term is defined under Section 423(b) of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.   DEFINITIONS.

(a) "AFFILIATE" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) "BOARD" shall mean the Board of Directors of the Company, or a committee of the Board of Directors named by the Board to administer the Plan.

(c)  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

(d) "COMMON STOCK" shall mean the Common Stock, $0.001 par value, of the Company.

(e)  "COMPANY" shall mean ImClone Systems Incorporated, a Delaware corporation.

(f) "COMPENSATION" shall mean all compensation that is taxable income for federal income tax purposes, including, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions and other compensation.

(g) "CONTINUOUS STATUS AS AN EMPLOYEE" shall mean the absence of any interruption or termination of service as an employee of the Company or any Affiliate. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company or any Affiliate, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

(h) "CONTRIBUTIONS" shall mean all amounts credited to the account of a participant pursuant to the Plan.

(i) "EXERCISE DATE" shall mean the last day of each Offering Period of the Plan.

(j) "OFFERING DATE" shall mean the first business day of an Offering Period under the Plan.

(k) "OFFERING PERIOD" shall mean any of the three month periods commencing on each of July 1, October 1, January 1 and April 1 of each year (or such other periods as may be determined by the Board which shall comply with
     Section 423(b)(7) of the Code); provided that the initial offering period shall commence at a time to be determined by the Board.

(l)  "OPTION" shall mean an option granted under Section 6 of this Plan.

(m) "PLAN" shall mean this ImClone Systems Incorporated 1998 Employee Stock Purchase Plan.

3.   ELIGIBILITY.

(a) Options may be granted only to employees of the Company or any Affiliate. An employee of the Company or any Affiliate shall not be eligible to participate in an Offering Period, unless on the Offering Date of such Offering Period, such employee has maintained Continuous Status as an Employee for a period of six (6) months preceding such Offering Date. In addition, no employee of the Company or any Affiliate shall be eligible to be granted an Option under the Plan, unless, on the Offering Date, such employee's customary employment with the Company or such Affiliate is at least twenty (20) hours per week and at least five (5) months per calendar year.

(b) No employee shall be eligible for the grant of an Option under the Plan if, immediately after any such grant, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 3(b), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

(c) An eligible employee may be granted an Option under the Plan only if such Option, together with any other options granted under "employee stock purchase plans" of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee's rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such Options are granted) for each calendar year in which such Options are outstanding at any time. Any Option granted under the Plan shall be deemed to be modified to the extent necessary to satisfy this paragraph 3(c).

(d) Officers of the Company shall be eligible to participate in the Plan; provided, however, that the Board may provide in an Offering Period that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

4.   OFFERING PERIODS.

     The Plan shall be implemented by a series of Offering Periods, with a new Offering Period commencing on July 1, October 1, January l and April 1 of each year (or such other periods as may be determined by the Board which shall comply with Section 423(b)(7) of the Code); provided that the initial Offering Period shall commence at a time to be determined by the Board. The Plan shall continue until terminated in accordance with paragraph 17 or paragraph 21 hereof. In addition, employees shall not be entitled to enroll in the Plan or exercise any Options granted under the Plan during any period in which the Company has restricted the purchase or sale of its securities by its employees.

5.   PARTICIPATION; CONTRIBUTIONS.

(a) An eligible employee may become a participant in the Plan by completing an enrollment form ("Enrollment Form") provided by the Company and filing it with the Company prior to the applicable Offering Date, unless a later time for filing the Enrollment Form is set by the Board for all eligible employees with respect to a given Offering Period. The Enrollment Form shall set forth the percentage of the participant's Compensation (which shall be a whole percentage not less than 1% and not more than 15%) to be paid as Contributions pursuant to the Plan.

(b) Payroll deductions shall commence on the first payroll following the Offering Date and shall end on the last payroll paid on or prior to the Exercise Date of the Offering Period to which the Enrollment Form is applicable, unless sooner terminated by the participant as provided in paragraph 8. All payroll deductions made by a participant shall be credited to such participant in an account under the Plan. A participant may not make payments into such account.

(c) A participant may discontinue his or her participation in the Plan as provided in paragraph 8.

(d)  Notwithstanding  the  foregoing,  to the extent  necessary  to comply  with
     Section 423(b)(8) of the Code and paragraph 3(c) herein, a participant's payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Offering Period and any other Offering Period ending within the same calendar year equals $21,250. Payroll deductions shall recommence at the rate provided in such participant's Enrollment Form at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in paragraph 8.

6.   GRANT OF OPTION.

(a) On the Offering Date of each Offering Period, each eligible employee participating in such Offering Period shall be granted an Option to purchase on the Exercise Date of such Offering Period a number of shares of Common Stock determined by dividing such employee's Contributions accumulated prior to such Exercise Date and retained in the participant's account as of the Exercise Date by 85% of the fair market value of a share of the Common Stock on the Exercise Date; provided however, that such purchase shall be subject to the limitations set forth in Sections 3(b), 3
     (c), 3(d) and 10 hereof. The fair market value of a share of the Common Stock shall be determined as provided in Section 6(b) below.

(b) The fair market value of the Common Stock on a given date shall be determined by the Board in its discretion; provided that (i) if the Common Stock is listed on a stock exchange, the fair market value per share shall be the closing price on such exchange on such date as reported in the Wall Street Journal (or, (A) if not so reported, as otherwise reported by the exchange, and (B) if not reported on such date, then on the last prior date on which a sale of the Common Stock was reported); or (ii) if not listed on an exchange but traded on the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market, the fair market value per share shall be the last reported sale price on such date as reported in the Wall Street Journal (or (A) if not so reported, as otherwise reported by the Nasdaq National Market and (B) if not reported on such date, then on the last prior date on which a sale of the Common Stock was reported) or
     (iii) if traded on Nasdaq SmallCap and not the National Market the fair market value per share shall be the mean of the closing bid and asked price per share of the Common Stock on such date, as reported in the Wall Street Journal (or, (A) if not so reported, as otherwise reported by Nasdaq, and (B) if not so reported on such date, then on the last prior date on which a sale of the Common Stock was reported); or (iv) if the Common Stock is otherwise publicly traded, but not listed on a stock exchange or traded on Nasdaq, the fair market value per share shall be determined in good faith by the Board in its discretion.

7.   EXERCISE OF OPTION.

(a) Unless a participant withdraws from the Plan as provided in paragraph 8, such participant's Option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date of the Offering Period and the maximum number of full shares of Common Stock subject to the Option will be purchased for such participant at the applicable purchase price with the accumulated Contributions in such participant's account. If a fractional number of shares of Common Stock results, then such number shall be rounded down to the next whole number and the excess Contributions shall be carried forward to the next Exercise Date, unless such participant withdraws the Contributions pursuant to paragraph 8(a) or is no longer eligible to participate in the Plan, in which case such amount shall be distributed to the participant without interest. The shares purchased upon exercise of an Option hereunder shall be deemed to be transferred to the participant on the Exercise Date. During a participant's lifetime, a participant's Option to purchase shares hereunder is exercisable only by such participant.

(b) Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares of Common Stock pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the

     Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares of Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares of Common Stock if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

8.   WITHDRAWAL; TERMINATION OF EMPLOYMENT.

(a) A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to the Exercise Date of the Offering Period by written notice to the Company. All of the participant's Contributions credited to such participant's account will be paid to such participant promptly after receipt of such participant's notice of withdrawal and such participant's Option for the current Offering Period will be automatically terminated, and no further Contributions for the purchase of shares of Common Stock will be made during the Offering Period.

(b) Upon termination of the participant's Continuous Status as an Employee, prior to the Exercise Date of the Offering Period for any reason, including retirement or death, the Contributions credited to such participant's account will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under paragraph 12, and his or her Option will be automatically terminated.

(c) In the event an employee fails to remain in Continuous Status as an Employee of the Company for at least 20 hours per week during the Offering Period in which the employee is a participant, such participant will be deemed to have elected to withdraw from the Plan and the Contributions credited to such participant's account will be returned to such participant and the Option terminated.

(d) A participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in a succeeding Offering Period or in any similar plan which may hereafter be adopted by the Company.

9.   INTEREST.

     No interest shall accrue on the Contributions of a participant in the Plan.

10.  STOCK.

     The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 500,000 shares subject to adjustment upon changes in capitalization of the Company as provided in paragraph 16. Shares sold under the Plan may be newly issued shares or shares reacquired in private transactions or open market purchases, but all shares sold under the Plan regardless of source shall be counted against the 500,000 share limitation. If the total number of shares of Common Stock which would otherwise be subject to Options granted pursuant to Section 6(a) hereof on the Offering Date of an Offering Period exceeds the number of shares of Common Stock then available under the Plan (after deduction of all shares of Common Stock for which Options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares of Common Stock remaining available for Option grant in as uniform a manner as shall be reasonably practicable and as it shall determine to be equitable. Any amounts remaining in an employee's account not applied to the purchase of Common Stock pursuant to this Section 10 shall be refunded on or promptly after the Exercise Date. In such event, the Company shall give written notice of such reduction of the number of shares of Common Stock subject to the Option to each employee affected thereby and shall similarly reduce the rate of Contributions, if necessary.

11.  ADMINISTRATION.

     The Board shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

12.  DESIGNATION OF BENEFICIARY.

(a) A participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of the Offering Period but prior to delivery of such participant's shares of Common Stock and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Exercise Date of the Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

13.  TRANSFERABILITY.

     Neither Contributions credited to a participant's account nor any rights with regard to the exercise of an Option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way other than by will, the laws of descent and distribution or as provided in paragraph 12 hereof by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw Contributions in accordance with paragraph 8.

14.  USE OF FUNDS.

     All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

15.  REPORTS.

     Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participants, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

16.  ADJUSTMENTS UPON CHANGES IN STOCK.

     If any change is made in the shares of Common Stock subject to the Plan or subject to any Option granted under the Plan (through merger, consolidation, reorganization, distribution of substantially all of the assets of the Company, spin-off of a subsidiary's voting securities to the Company's shareholders, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, issuance of rights to subscribe, or change in capital structure), appropriate adjustments shall be made by the Board as to the maximum number of shares subject to the Plan and the number of shares and price per share subject to outstanding Options as shall be equitable to prevent dilution or enlargement of Option rights. Any determination made by the Board hereunder shall be final, binding and conclusive upon each participant.

17.  AMENDMENT OR TERMINATION.

     The Board may at any time terminate or amend the Plan. Except as provided in paragraph 16, no such termination may affect Options previously granted, nor may an amendment make any change in any Option therefore granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

18.  NOTICES.

     All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

19.  RIGHT TO TERMINATE EMPLOYMENT.

     Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or any Affiliate, or affect any right which the Company or any Affiliate may have to terminate the employment of such participant.

20.  RIGHTS AS A STOCKHOLDER.

     Neither the granting of an Option nor a deduction from payroll shall constitute a participant the owner of shares covered by an Option. No participant shall have any right as a stockholder unless and until an Option has been exercised, and the shares of Common Stock underlying the Option have been registered in the Company's share register.

21.  TERM OF PLAN.

     The Plan shall become effective upon its adoption by each of the Board and the stockholders and shall continue in effect for a term of ten (10) years unless sooner terminated earlier under paragraph 17.

22.  APPLICABLE LAW.

     This Plan shall be governed in accordance with the laws of Delaware.

                          IMCLONE SYSTEMS INCORPORATED

Dear Stockholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares shall be voted, then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, May 27, 1998.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

ImClone Systems Incorporated

                          IMCLONE SYSTEMS INCORPORATED

              Proxy for the Meeting of Stockholders, May 27, 1998
          This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Robert F. Goldhammer, John B. Landes and Samuel
D. Waksal as Proxies each with power of substitution and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of ImClone Systems Incorporated held of record by the undersigned on April 7, 1998 at the Annual Meeting of Stockholders to be held on May 27, 1998 or any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY TO STATE STREET BANK AND TRUST COMPANY. THE COMPANY'S TRANSFER AGENT, TO BE RECEIVED NO LATER THAN MAY 25, 1998.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1,2 AND 3.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
ENVELOPE

NOTE: Please sign exactly as your name(s) appear(s) on this card. All joint owners should sign. When signing as executor, administrator, attorney, trustee or guardian or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer's office. If a partner, sign the partnership name.

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

_____________________________________      _____________________________________
_____________________________________      _____________________________________
_____________________________________      _____________________________________

     PLEASE MARK VOTES AS IN
_X_  THIS EXAMPLE

ImClone Systems Incorporated

Mark box at right if an address change or comment has been noted on the reverse side of this card. ______

RECORD DATE SHARES:

1.) ELECTION OF DIRECTORS.   For: _____   Withhold: _____  For All Except: _____

Nominees:

Richard Barth                  Jean Carvais
Vincent T. DeVita, Jr.         Robert F. Goldhammer
David M. Kies                  Paul B. Kopperl
John Mendelsohn                William R. Miller
Harlan W. Waksal               Samuel D. Waksal

NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares shall be voted for the remaining nominee(s).

2.) To vote upon a proposal to approve the Company's 1998 Employee Stock Purchase Plan.

         For: _____                 Against: _____            Abstain: _____

3.) To ratify the appointment by the Board of Directors of KPMG Peat Marwick LLP to serve as the Company's independent certified public accountants for the fiscal year ending December 31, 1998.

         For: _____                 Against: _____            Abstain: _____

4.) To consider and act upon any other business as may come before the meeting or any adjournment thereof.

Please be sure to sign and date this Proxy.          Date:

________________________________________________________________
Stockholder sign here                       Co-owner sign here

Detach Card